UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/25/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Amendment No.2 to JW Levin Partners LLC Services Agreement

On September 25, 2007, the Company entered into an Amended and Restated Amendment No. 2 to the Services Agreement among the Company, Jerry W. Levin, the Company's Chairman, and JW Levin Partners LLC ("JWL Partners"). This amendment restates the prior amendment 2 to the Service Agreement signed August 23, 2007 to correct the number of options to be granted Jerry W. Levin on September 25, 2007 from 40,000 to 60,000. Other than the correction to the number of options to be granted, the Service Agreement remains as it was previously described in the Company's 8-K filed August 23, 2007. The Amended and Restated Amendment No. 2 to the Service Agreement is filed as an exhibit to this report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

10.1                    Amended and Restated Amendment Number 2 to Services Agreement dated September 25, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: September 27, 2007	By:	/s/ James M. Sander
James M. Sander
Sr. Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Amendment 2 to Service Agreement dated September 25, 2007